EXHIBIT 3.5

ARTICLES OF AMENDMENT

OF

BEATRIZ C. CASALS & ASSOCIATES, INC.

ONE

The name of the corporation is Beatriz C. Casals & Associates, Inc.

TWO

The amended name of the corporation is Casals & Associates, Inc.

THREE

The amendment was adopted by unanimous consent of the Shareholders on May 12, 1989.

FOUR

The Certificate of Amendment shall become effective upon filing.

The undersigned president of the corporation declares that the facts stated herein are true as of June 5, 1989.

Beatriz C. Casals & Associates, Inc.

By:	/s/ Beatriz C. Casals
Beatriz C. Casals, President

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

June 27, 1989

The State Corporation Commission has found the accompanying articles submitted on behalf of

CASALS & ASSOCIATES, INC.

to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective June 27, 1989.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By:	/s/ Commissioner
Commissioner

ARTICLES OF INCORPORATION

OF

BEATRIZ G. CASALS & ASSOCIATES, INC.

I hereby form a stock corporation under the provisions of Chapter 1 of Title 13.1 of the Code of Virginia and to that end set forth the following:

FIRST: The name of the corporation is:

Beatriz G. Casals & Associates, Inc.

SECOND: The purpose or purposes for which the corporation is organized are:

To engage in consultant and advisory work in connection with the management and operation of commercial enterprises;

To manage and to provide management for and supervise all or part of any and every kind of commercial enterprise;

To conduct the business of bringing to the attention of the public through the press, magazines, pamphlet and by other means of communication, the characteristics, ability and other qualities of its clients and of services rendered and offered by its clients: to act generally as a public relations agent for its clients; to do all things commonly done by those engaged in the same business;

To sell all manner of merchandise; and

To engage in the transaction of any or all lawful business not required to be specifically stated in the Articles of Incorporation, for which corporations may be incorporated under the Virginia Stock Corporation Act.

THIRD: The aggregate number of shares which the corporation shall have authority to issue and the par value per share are as follows:

CLASS AND SERIES	NUMBER OF SHARES	PAR VALUE PER SHARE OR NO PAR VALUE
Common	25,000	$0.01

The preferences, qualifications, limitations, restrictions and special or relative rights in respect to the shares of each class are:

None

FOURTH: The post office address of the initial registered office is 1600 S. Joyce St., #C-1204, Arlington, VA 22202. The name of the city or county in which the initial registered office is located is in the County of Arlington. The name of its initial registered agent is Barrie D. Berman, who is a resident of Virginia, end whose business office is the same as the registered office of the corporation.

FIFTH: The directors of this corporation need not be residents of the Commonwealth of Virginia. The number of directors constituting the initial board of directors is One (1) and the name and address of the person who is to serve as the initial director is:

Name	Address
Beatriz G. Casals	2000 L Street, N.W., Suite 810 Washington, D.C. 20036

SIXTH: The power to make, alter, amend or repeal the bylaws shall be reserved to the stockholders.

SEVENTH: No stockholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, or any bonds, debentures or other securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the board of directors to such persons and on such terms as in its discretion it shall deem advisable.

EIGHTH: In any proceeding brought by a stockholder of the Corporation in t:le right of the Corporation, or brought by or on behalf of stockholders of the Corporation, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages with respect to any transaction, occurrence or course of conduct, except for liability resulting from such persons having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law, according to the provisions of the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended.

Without limiting any of the provisions of this Article Eight, each director and officer of the Corporation shall be entitled to indemnity, including indemnity with respect to a proceeding by or in the right of the corporation, to the fullest extent required or permitted under the provisions of the Stock Corporation Act of the Commonwealth of Virginia as in effect from time to time, except only an indemnity against willful misconduct, a knowing violation of the criminal law or a knowing violation of any federal or state securities law. The Corporation shall promptly take all such actions, and make all such determinations, as shall be necessary or appropriate to comply with its obligation to make such indemnity and shall promptly pay or reimburse all reasonable expenses, including attorneys’ fees, incurred by any such officer or director in connection with such actions and determinations or proceedings of any kind arising therefrom.

The Corporation shall promptly pay for or reimburse the reasonable expenses, including attorneys’ fees, incurred by an officer or director of the Corporation in connection with any proceeding (whether or not made a party) arising from his or her status as such officer or director, in advance of final disposition of any such proceeding, upon receipt by the Corporation from such officer or director of (a) a written statement of good faith belief that he or she is entitled to indemnity by the Corporation, and (b) a written undertaking, executed personally or on his or her behalf, to repay the amount so paid or reimbursed if after final disposition of such proceeding it is determined that he or she did not meet the applicable standard of conduct.

The rights of each officer of or director of the Corporation under this Article Eight or as otherwise provided by law shall continue regardless of cessation of their status as such and shall inure to the benefit of their respective heirs, executors, administrators and legal representatives. Such rights shall not prevent or restrict the power of the Corporation to make or provide for any further indemnity, or provisions for determining entitlement to indemnity pursuant to one or more indemnification agreements, bylaws, or other arrangements (including, without limitation, creation of trust funds or security interests funded by letters of credit or other means) approved by the Board of directors (whether or not any of the directors of the Corporation shall be a party to or beneficiary of any such agreements, bylaws or arrangements); provided, however, that any provision of such agreements, bylaws or other arrangements shall not be effective if and to the extent that it is determined to be contrary to this Article Eight or applicable laws of the Commonwealth of Virginia.

The rights to indemnity and payment or reimbursement of expenses provided under this Article Eight shall extend to any individual who, while a director or officer of the Corporation, is or as serving at the Corporation’s request as a director, officer, partner, trustee (including service as a named fiduciary), employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

Each provision of this Article Eight shall be severable, and an adverse determination as to any such provision shall in no way affect the validity of any other provision. The provisions of this Article Eight shall be in addition to, and not in limitation of, all rights to indemnity and payment or reimbursement of expenses required or permitted by applicable provisions of law.

Dated: April 21, 1989

/s/ Barrie D. Berman
Barrie D. Berman
1255 23rd Street, N.W.
Suite 800
Washington, D.C. 20037

Incorporator

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

May 15, 1989

The State Corporation Commission has found the accompanying articles submitted on behalf of

BEATRIZ G. CASALS & ASSOCIATES, INC.

To comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ORDERED that this

CERTIFICATE OF INCORPORATION

be issued and admitted to record with the articles of incorporation in the Office of the Clerk of the Commission, effective May 12, 1989.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the condition and restrictions imposed by law.

STATE CORPORATION COMMISSION

By:	/s/ Commissioner
Commissioner